UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AdvisorShares Trust
-------------
(Exact name of registrant as specified in its charter)

Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (IRS Employer Identification No.)
c/o AdvisorShares Trust 3 Bethesda Metro Center, Suite 700 Bethesda, MD --------------------------------------------- (Address of principal executive offices)	20814 ----------------------- (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Peritus High Yield ETF	NYSE Arca, Inc.	27-2324719

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates:  333-157876

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A, filed via EDGAR Accession No. 0001144204-10-026211 on May 11, 2010 (Securities Act File Number 333-157876 and Investment Company Act File Number 811-22110), which is incorporated herein by reference.

Item 2.                       Exhibits

A.
Agreement and Declaration of Trust of AdvisorShares Trust (the “Registrant”) is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001104659-09-037448 on June 9, 2009.

B.
Registrant’s By-Laws are incorporated herein by reference to Exhibit (b) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC via EDGAR Accession No. 0001104659-09-037448 on June 9, 2009.

C.
Registrant’s Form of Authorized Participant Agreement is incorporated herein by reference to Exhibit (e)(2) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC via EDGAR Accession No. 0001104659-09-052948 on September 1, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 19, 2010	AdvisorShares Trust By: /s/ Noah Hamman Noah Hamman Chief Executive Officer, Principal Financial Officer & President